EXHIBIT 16.1



                                        ANDERSEN




                                        Arthur Andersen LLP

                                        100 East Wisconsin Avenue
Office of the Chief Accountant               PO Box 1215
Securities and Exchange Commission           Milwaukee WI 53201-1215
450 Fifth Street, N.W.
Washington, D.C.  20549                      Tel 414 271 5100

                                        www.andersen.com
June 18, 2002

Dear Sir or Madam:

We have read the first four paragraphs of Item 4 included under Item 4 of the Form 8-K dated June 18, 2002 of Bucyrus International, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/Arthur Andersen LLP
ARTHUR ANDERSEN LLP






Copy to:  Mr. T. C. Rogers, CEO
          Bucyrus International, Inc.